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                                                                    Exhibit 23.1

        Consent of Deloitte & Touche LLP, Independent Public Accountants

   We consent to the use in this Registration Statement of ValiCert, Inc. on Form S-1 of our report dated January 25, 2001 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

September 27, 2001